SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No. _____ )

Filed by the Registrant  X

Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement             Confidential, For Use of the
                                          Commission Only (as permitted
X Definitive Proxy Statement              by Rule 14a-6(e)(2))
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   NRG Generating (U.S.) Inc.
        (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

X No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
           (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

  Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
     (2)    Form, Schedule or Registration Statement No.:
     (3)    Filing Party:
     (4)    Date Filed:

[NRG Generating (U.S.) Inc. Letterhead]

1221 Nicollet Mall, Suite 610
Minneapolis, MN  55403-2444
Telephone:  612-373-8834
Fax:  612-373-8833



                                                   April 27, 1998



Dear Stockholder,

      On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of NRG Generating (U.S.) Inc. (the "Company"), which will be held at the IDS Center, 50th Floor, 710 Marquette Avenue, Minneapolis, Minnesota 55402, on Thursday, May 21, 1998, commencing at 1:00 p.m., local time (CDT). The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                Sincerely yours,


                            /s/ Karen A. Brennan
                                Karen A. Brennan
                                Secretary

                   NRG Generating (U.S.) Inc.
                  1221 Nicollet Mall, Suite 610
                Minneapolis, Minnesota 55403-2444

            Notice of Annual Meeting of Stockholders
                   To be held on May 21, 1998

       Notice  is  hereby  given  that  the  Annual  Meeting   of
Stockholders   of   NRG  Generating  (U.S.)  Inc.,   a   Delaware
corporation (the "Company"), will be held on Thursday, May 21, 1998, at 1:00 p.m., Central Daylight Time, at the IDS Center, 50th Floor, 710 Marquette Avenue, Minneapolis, Minnesota 55402 for the following purposes:
     1.   To elect eight directors for terms expiring at the
          1999 annual meeting of stockholders;
     2.   To  ratify the appointment of Price Waterhouse LLP
          as the Company's independent public accountants;
     3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the Company's name to Cogeneration Corporation  of
          America;
     4.   To  consider and vote upon a proposal to adopt the
          NRG Generating (U.S.) Inc. 1998 Stock Option Plan;
          and
     5.   To  transact  such other business as may  properly
          come   before   the  meeting  or  any  adjournment
          thereof.

      The Board of Directors has fixed the close of business on April 10, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

                              By Order of the Board of Directors,

                          /s/ Karen A. Brennan
                              Karen A. Brennan
                              Secretary

Minneapolis, Minnesota
April 27, 1998

                            IMPORTANT

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                   NRG Generating (U.S.) Inc.
                  1221 Nicollet Mall, Suite 610
                Minneapolis, Minnesota 55403-2444
                         (612) 373-8834

                         Proxy Statement
                 Annual Meeting of Stockholders
                   To be held on May 21, 1998

                       General Information

      The Board of Directors (the "Board of Directors") of NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), is furnishing this Proxy Statement to the holders of common stock, par value $.01 per share (the "Common Stock"), of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., Central Daylight Time, on Thursday, May 21, 1998 and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants, FOR approval of the amendment to the Company's certificate of incorporation to change the
Company's name to Cogeneration Corporation of America, FOR approval of the adoption of the NRG Generating (U.S.) Inc. 1998 Stock Option Plan and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

      This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 30, 1998. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission"), is being mailed with this Proxy Statement.

Quorum and Voting Requirements

      The close of business on April 10, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders of the Company entitled to notice of and to vote at the 1998 Annual Meeting of Stockholders (the "Annual Meeting"). Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 6,836,769 shares of its Common Stock. Each share of Common Stock entitles the holder to one vote.

      At the Annual Meeting, a quorum will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock that are outstanding and entitled to vote. Abstentions will be treated as present for purposes of determining a quorum while shares held by a broker that the broker fails to vote ("broker non-votes") will not be treated as present for quorum purposes.

      With regard to the election of directors ("Proposal One"), votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

      With  regard  to  the  ratification of  independent  public
accountants  ("Proposal  Two")  and  the  adoption  of  the   NRG
Generating (U.S.) Inc. 1998 Stock Option Plan ("Proposal Four"), votes may be cast for or against the matter, or stockholders may abstain from voting on each matter. Approval of Proposal Two and Proposal Four each requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by
proxy   at   the  meeting  and  entitled  to  vote.    Therefore,
abstentions will have the effect of votes against the approval of the matter. However, under applicable Delaware law, a broker non-vote will have no effect on the outcome of Proposal Two or Proposal Four.

      With regard to the approval of the proposal to amend the Company's certificate of incorporation to change the Company's name to Cogeneration Corporation of America ("Proposal Three"), votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Since the required vote is based upon the number of outstanding shares of Common Stock rather than the shares actually voted in person or by proxy at the Annual Meeting, the failure of a holder to submit a proxy or to vote in person at the meeting (including abstentions and broker non-votes) will have the same effect, for purposes of approval of Proposal Three, as a vote against approval and adoption of Proposal Three.

                          Proposal One:
                      Election of Directors

      Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 1999 Annual Meeting and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

      The Company's Restated By-laws provide that no fewer than two of the nominees of the Board of Directors must consist of independent directors who are nominated by the Independent Directors Committee. The Independent Directors Committee has nominated Lawrence I. Littman and Charles J. Thayer to serve as Independent Directors and has determined that each of them has met the applicable By-law qualifications. If elected, these individuals will constitute the Independent Directors Committee.

      The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However if some unexpected occurrence should require the substitution by the Board of Directors or the Independent Directors Committee of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies FOR such substitute nominees.

     The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as director are set forth below.

      David H. Peterson, age 56, has served as a Director of the Company since April 1996 and Chairman of the Board of Directors of the Company from April 1996 to December 1996 and since January 1998. He has also served as Chairman of the Board of NRG Energy, Inc. ("NRG Energy") since January 1994, Chief Executive Officer since November 1993, and President and a Director since 1989. Mr. Peterson was also Chief Operating Officer of NRG Energy from 1992 to November 1993. NRG Energy owns approximately 45% of the outstanding Common Stock of the Company and is a wholly-owned subsidiary of Northern States Power Company ("NSP") that is principally engaged in the acquisition, development and operation of, and ownership of interests in, independent power production and cogeneration facilities, thermal energy production and transmission facilities, and resource recovery facilities. Prior to joining NRG Energy, Mr. Peterson was Vice President, Non-Regulated Generation for NSP, and he has served in various other management positions with NSP during the last 20 years.

      Julie A. Jorgensen, age 36, has served as a Director of the Company since January 1998. Ms. Jorgensen has been Corporate Secretary of NRG Energy since October 1997 and Senior Counsel since June 1997. She was Vice President and General Counsel of NRG Energy from December 1994 until June 1997, Assistant General Counsel from January 1994 to December 1994 and Counsel from January 1993 to January 1994.

      Lawrence I. Littman, age 67, has served as an Independent Director of the Company since April 1996. Since May 1996, Mr. Littman has been a director of Car One, a division of Liberty Cab & Limousine Company ("Liberty"). He was Chief Executive Officer of Liberty from 1967 to 1992 and General Manager from 1992 to May 1996. From 1984 to June 1993, he served as Chief Executive Officer of Lil Stable, Inc.

      Craig A. Mataczynski, age 37, has served as a Director and Assistant Secretary of the Company since April 1996. He has also served as Vice President of U.S. Business Development for NRG
Energy since December 1994. From May 1993 to January 1995, Mr. Mataczynski was President of NEO Corporation ("NEO"), a wholly-owned subsidiary of NRG Energy that develops small electric generation projects within the United States. Prior to joining NEO, Mr. Mataczynski served from 1982 to June 1994 in various managerial capacities at NSP, including Director, Strategy and Development from March 1993 to June 1994 and Director, Power Supply Finance from 1990 to March 1993.

      Robert T. Sherman, Jr., age 45, has served as President, Chief Executive Officer and a Director of the Company since May 1997. From 1991 to May 1997, Mr. Sherman was Vice President at Cogen Technologies, Inc., a privately-held company developing cogeneration projects. From 1985 to 1991, he served in various capacities as a senior officer of CRSS Capital, Inc., a wholly-owned subsidiary of CRSS Inc. that provides energy services to industrial companies.

      Spyros S. Skouras, Jr., age 44, has served as Director of the Company since July 1995. He has also served as Senior Vice President of Wexford Management LLC ("Wexford") since April 1995. Prior to joining Wexford, Mr. Skouras was President of Skouras Capital from 1991 to March 1995 and Chief Operating Officer of Prudential-Grace Lines, Inc. from 1976 to 1990.

      Charles J. Thayer, age 54, has served as an Independent Director of the Company since April 1996. He has also served as Managing Director of Chartwell Capital Ltd., a private NASD member investment firm, since 1989. He was Chairman and Interim Chief Executive Officer of Sunbeam Corporation from January 1993 to August 1993, Vice Chairman from April 1996 to August 1996 and a director from 1990 to April 1997. Mr. Thayer has served as
Trustee of the Cystic Fibrosis Foundation since 1980 and currently serves as Vice Chairman of the foundation and as Chairman of the Board of Cystic Fibrosis Services. He is an Advisory Director of the Louisville Community Development Bank. Mr. Thayer is also a director of Digital Wireless Corporation.

      Ronald J. Will, age 57, has served as a Director of the Company since April 1996. He has also served as Vice President, Operations and Engineering for NRG Energy since March 1994, and as Vice President, Operations from 1992 to March 1994. Prior to joining NRG Energy, he was President and Chief Executive Officer of NRG Thermal Corporation, a wholly-owned subsidiary of NRG Energy that provides customers with thermal services, from 1991 to 1992. Mr. Will served in a variety of positions with Norenco Corporation, a wholly-owned thermal services subsidiary of NRG Energy, including Vice President and General Manager from 1989 to 1991.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED IN PROPOSAL ONE.

                          Proposal Two:
         Ratification of Independent Public Accountants

      Price Waterhouse LLP ("Price Waterhouse") has served as the Company's independent public accountants since April 30, 1996, and has been reappointed by the Board of Directors to serve in that capacity for the fiscal year ending December 31, 1998. A representative of Price Waterhouse will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Price Waterhouse, if desired.

      Although not formally required, the Board of Directors has submitted the reappointment of the independent auditors of the Company to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Price Waterhouse, the Board of Directors will reconsider the reappointment of the independent auditors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of other independent auditors at any time if the Board of Directors believes that such a change would be in the best interests of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE  AS
THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                         Proposal Three:
    Approval of the Amendment to the Company's Certificate of
                          Incorporation

      On April 23, 1998, the Company's Board of Directors approved a proposal to amend the Certificate of Incorporation to change the Company's name to "Cogeneration Corporation of America." This amendment to the Certificate of Incorporation would be effective immediately upon filing the amended
Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing as soon as practicable after the Annual Meeting.

      When the Company emerged from bankruptcy on April 30, 1996, it changed its name from O'Brien Environmental Energy, Inc. to NRG Generating (U.S.) Inc. The Company's Board of Directors has approved the proposal to change the Company's name to "Cogeneration Corporation of America" primarily to reduce the likelihood that investors and others will confuse the Company with its 45% stockholder, NRG Energy, Inc. In addition, the Board of Directors also believes that the proposed new name will reflect the Company's current and proposed business operations and will assist the Company in attracting a broader spectrum of investors, thereby benefiting both the Company and its stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL  OF
THE PROPOSAL TO AMEND THE COMPANY'S  CERTIFICATE OF INCORPORATION
TO  CHANGE  THE  COMPANY'S NAME TO "COGENERATION  CORPORATION  OF
AMERICA."

                         Proposal Four:
Approval of the NRG Generating (U.S.) Inc. 1998 Stock Option Plan

     On April 20, 1998, the Board of Directors of the Company adopted the NRG Generating (U.S.) Inc. 1998 Stock Option Plan (the "1998 Plan") which authorizes the Company to grant options to purchase up to 250,000 shares of the Company's Common Stock. The Company will not receive consideration for such option grants. The Compensation Committee of the Board of Directors retained a compensation consultant in February 1998 to review and recommend appropriate changes in the Company's compensation policy. The 1998 Plan incorporates certain recommendations of the compensation consultant, including (i) the number of shares reserved for issuance under the 1998 Plan and (ii) allowing certain key third parties who contribute or are able to contribute to the success of the Company to participate in the 1998 Plan.

      Under the 1998 Plan, the Company has the authority to grant both nonqualified stock options ("NQSOs") and incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In order for the Company to issue ISOs under the 1998 Plan, stockholder approval of the 1998 Plan is required under both the Code and the 1998 Plan. Accordingly, the 1998 Plan is being submitted to the stockholders for their approval so that the Company may issue such ISOs.

Major Provisions of the 1998 Plan

      The  following summary of the 1998 Plan outlined  below  is qualified  in its entirety by reference to the full text  of  the
1998  Plan, which is set forth in the attached Appendix  A.   The
major provisions of the 1998 Plan are as follows:

      Purpose: The purpose of the 1998 Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with stockholders' interests and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1998 Plan provides for the grant to members of the Board of Directors, officers and key employees of the Company and its subsidiaries and such other individuals, including but not limited to employees of the Company's affiliates, who occupy responsible managerial, professional or advisory positions and who have the capability of making a substantial contribution to the success of the Company, of options to purchase shares of the Common Stock of the Company.

      Administration: In adopting the 1998 Plan, the Board of Directors designated the Compensation Committee (the "Committee") to administer the 1998 Plan. In order to allow for the Company's maximum tax deductibility under Section 162(m) of the Code, the Committee may delegate certain of its responsibilities under the 1998 Plan to a subcommittee composed solely of "outside directors" as such term is defined under Section 162(m). References in this discussion of the 1998 Plan to the Committee shall be deemed to include the Committee or any other committee or person whom the Board of Directors designates to administer the 1998 Plan.

      Eligibility: The persons who are eligible to receive awards pursuant to the 1998 Plan are members of the Board of Directors (including any director emeritus), officers and key employees of the Company and its subsidiaries and such other individuals,
including   but  not  limited  to
employees of the Company's affiliates, who occupy responsible managerial, professional or advisory or other positions and who have made or have the capability of making a substantial contribution to the success of the Company, as the Committee selects from time to time. The Company estimates that at the present time approximately 110 of its employees are eligible to participate in the 1998 Plan. In addition, each of the eight directors who are not employees or officers of the Company and any director emeritus are eligible to participate in the 1998 Plan.

     Option Types: The 1998 Plan permits the Committee to grant, in its discretion, ISOs and NQSOs. Stock options designated as ISOs will comply with Section 422 of the Code. The Company's officers and key employees and employees of its subsidiaries are eligible to receive either ISOs or NQSOs under the 1998 Plan. Other individuals, including directors, who are not employees or officers of the Company may only receive NQSOs under the 1998 Plan.

     Option Price: The Committee determines the exercise price per share of the options but, in the case of ISOs, the price will in no event be less than the Fair Market Value (as defined in the 1998 Plan) of a share of Common Stock on the date the ISO is granted.

     Time and Manner of Exercise: Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for exercise and shall be exercised by written notice to the Company. Payment for shares of Common Stock purchased upon exercise of an option shall be made in cash or by optionee's personal check, certified check or bank draft or, in the Committee's discretion (which in the case of an ISO will be determined at the time of the grant): (i) in shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (iii) by delivery of the optionee's promissory note; or (iv) in any combination of the foregoing. In addition to the payment of the option price, the participant shall pay to the Company in cash or in Common Stock the amount the Company is required to withhold or pay under federal or state law with respect to the exercise of the option or, in the alternative, the number of shares delivered by the Company under exercise of the option shall be appropriately reduced to reimburse the Company for such payment.

     Change  in  Control:  The Committee has  the  discretion  to provide in any stock option under the 1998 Plan that, in the event of a change of control or a corporate transaction, such option will become immediately exercisable and remain exercisable for the full remaining term of the option (without regard to termination of the optionee's employment). Under the 1998 Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person, (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons, or (iii) the merger or consolidation of the Company into NRG Energy. Under the plan, a "corporate transaction" consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger or other acquisition or business combination in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power of the Company after the merger.

     Nontransferability: During the lifetime of the participant, options awarded under the 1998 Plan may be exercised only by such person or by such person's guardian or legal representative.

     Amendment or Termination of the 1998 Plan: The Board of Directors may terminate and in any respect amend or modify the 1998 Plan, except that stockholder approval is required in order to (i) increase the total number of shares of Common Stock available under the 1998 Plan (unless such increase is a result of changes in capitalization as described in the 1998 Plan);
(ii) materially increase the benefits accruing to participants under the 1998 Plan; (iii) materially modify the requirements as to eligibility for participation in the 1998 Plan; (iv) extend the period during which any option may be granted or exercised; or (v) extend the term of the 1998 Plan. Except as otherwise provided in the 1998 Plan, no amendment, modification, or termination of the 1998 Plan shall in any manner adversely affect the rights of any participant under the 1998 Plan without the consent of such participant.

Federal Income Tax Consequences of the 1998 Plan

      Incentive Stock Options

      Under the Code, an employee generally recognizes no regular taxable income as the result of the grant or exercise of an ISO. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If any optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

     If the sale price of the stock is lower than the exercise price, the optionee generally will be entitled to a capital loss equal to the difference. If the sale price of the stock exceeds the fair market value of the stock on the date of option exercise, the optionee will recognize capital gain on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than twelve months.

     Nonqualified Stock Options

     An optionee generally recognizes no taxable income as the result of the grant of any NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.

Information Regarding New Plan Benefits

      Awards under the 1998 Plan are based upon the Company's performance. Accordingly, future awards ("new plan benefits") under the Stock Incentive Plan are not determinable at this time. Reference is made to the section captioned "Executive and Director Compensation" of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1996 Stock Option Plan and the 1997 Stock Option Plan.

Market Price of the Common Stock

     The closing price of the Common Stock as quoted on the Nasdaq National Market was $15.50 per share on March 31, 1998. As of such date the approximate aggregate market value of the shares of Common Stock available for issuance under the 1998 Plan was $3,875,000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL  OF
THE 1998 PLAN.

                          Other Matters

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.


                     Additional Information

Executive Officers of the Company

      The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of the Company.

      Robert  T.  Sherman, Jr., age 45, has served as  President,
Chief  Executive Officer and a Director of the Company since  May
1997.    See   "Proposal  One:   Election   of   Directors"   for
biographical information concerning Mr. Sherman.

     Timothy P. Hunstad, age 40, has served as Vice President and Chief Financial Officer of the Company since September 1996. Prior to joining the Company, he was President of NEO from January 1995 until September 1996 and Managing Director, Finance of NRG Energy from July 1994 until December 1994. Mr. Hunstad served as Treasurer of NRG Australia, Ltd., a wholly-owned project subsidiary of NRG Energy, from March 1993 until June 1994 and Director, Project Finance of NRG Energy from 1992 until March 1993. Previously, he was employed with E.F. Johnson Company, an electronics company, as Director of Corporate Development from 1991 until 1992.

      Richard C. Stone, age 49, has served as a Vice President of the Company since September 1997. He was Vice President of Business Development for Wheelabrator Environmental Systems Inc., the waste-to-energy and cogeneration subsidiary of Wheelabrator Technologies Inc., from 1989 to September 1997.

Committees and Meetings of the Board of Directors

     The following discussion of meetings of the Board of Directors and the committees thereof includes meetings held during the Company's fiscal year ended December 31, 1997.

     During the fiscal year ended December 31, 1997, the Board of Directors of the Company met five times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

     The Company's Board of Directors currently has three committees: an Audit Committee, an Independent Directors Committee and a Compensation Committee. In addition, the
Compensation Committee has a Stock Option Subcommittee. The principal functions of these committees and the names of the directors currently serving as members of such committees are set forth below.

      Audit Committee. The members of the Audit Committee are Spyros S. Skouras, Jr., Charles J. Thayer and Ronald J. Will. The Audit Committee has such powers, authority and responsibilities as are normally incident to the functions of an Audit Committee. Typical Audit Committee functions are to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, conduct pre- and post- audit reviews with the Company's management, financial employees and independent auditors, and review the Company's quarterly and annual financial statements and reports. The Audit Committee met two times during the fiscal year ended December 31, 1997.

       Independent Directors Committee. The members of the Independent Directors Committee are Spyros S. Skouras, Jr., Lawrence I. Littman and Charles J. Thayer. The Independent Directors Committee has three members, two of whom must be Independent Directors. Prior to the annual meeting, the Independent Directors Committee nominates those individuals who will serve as Independent Directors on the Board of Directors as well as constitute the three members of the Independent Directors Committee. It designates the individuals to fill any vacancies on the Board of Directors that are to be filled by a member of the Independent Directors Committee and that arise between annual meetings of stockholders. The Independent Directors Committee also has the sole authority and responsibility to make all decisions and take all actions on behalf of the Company under certain agreements between NRG Energy and the Company, including the Co-Investment Agreement. See "Compensation Committee Interlocks and Insider Participation." The Independent Directors Committee met seven times during the fiscal year ended December 31, 1997.

      Compensation Committee and the Stock Option Subcommittee. The members of the Compensation Committee are Charles J. Thayer, Lawrence I. Littman, Craig A. Mataczynski and David H. Peterson. Messrs. Thayer and Littman also serve on the Stock Option Subcommittee of the Compensation Committee. The Compensation Committee and its Stock Option Subcommittee administer the NRG Generating (U.S.) Inc. 1996 Stock Option Plan (the "1996 Plan") and the NRG Generating (U.S.) Inc. 1997 Stock Option Plan (the "1997 Plan," and collectively with the 1996 Plan, the "Plans"), respectively. The Compensation Committee and the Stock Option Subcommittee each has the powers and authority granted to it by any incentive compensation plan for employees of the Company or any of its subsidiaries and such other powers, authority and responsibilities as may be determined by the Board of Directors. The Compensation Committee determines the compensation of (a) employees of the Company who are directors of the Company; and
(b) after receiving and considering the recommendation of the chief executive officer and the president of the Company, all other employees of the Company who are officers of the Company or who occupy such other positions as may be designated by the Compensation Committee. The Compensation Committee met six times during the fiscal year ended December 31, 1997. The Stock Option Subcommittee of the Compensation Committee met once during the fiscal year ended December 31, 1997.

 Report of the Compensation Committee on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

      The following is the Compensation Committee's report to the stockholders of NRG Generating (U.S.) Inc. with respect to the compensation of the Company's executive officers and the resulting actions taken by the Company for the fiscal year ended December 31, 1997.

Policy

      The Compensation Committee's objective is to provide a competitive compensation program that will attract and retain talented executives who are critical to the Company's long-term success, motivate key senior officers to achieve strategic business objectives and reward them for their achievements, and align the interests of the executives with the interests of stockholders through periodic grants of stock options. The components of the compensation program, as described below, clearly link the interests of management with those of the stockholders.

      At present, the executive compensation program of the Company comprises salary, an annual cash incentive program, long term incentive opportunity in the form of stock options and certain broad-based employee benefit programs offered by the Company. The Compensation Committee retained the services of a compensation consultant in early 1998 to review the Company's compensation programs and, as a result of this competitive review, the stockholders are being asked to approve the 1998 Stock Incentive Plan, as a method of providing future long-term incentives, in the form of compensation tied to the performance of the Company's Common Stock, to executive management, new executives, directors and other key employees of the Company, as well as certain key third parties, who contribute or are able to contribute to the growth of the Company.

      To assist with the process of establishing salaries for executive officers for 1997, the human resources department of NRG Energy provided certain survey information that compared compensation practices for other companies engaged in the Independent Power Producer ("IPP") industry. The majority of the companies in the IPP industry compensation survey are subsidiaries of public utilities rather than stockholder owned companies. As a result, the Compensation Committee targets a larger portion of executive compensation in the form of compensation tied to the performance of the Company's Common Stock in order to better align the interests of executive management with the stockholders of the Company.

Executive Compensation Objectives

     The Compensation Committee's objective is to provide a competitive compensation program that will attract and retain the expertise required for managing in the fast-changing independent power industry sector. Further, the objective is to provide the appropriate incentives to match compensation with performance in both the short term as well as the long term. The components of the compensation program as described below clearly link the interests of management with those of the stockholders.

     Total executive compensation (base salary plus incentive compensation) is compared with similar companies in the IPP industry. Generally, the Compensation Committee will target total pay levels that are near the median of the group (adjusted for company size) although a larger portion of the Company's pay will be targeted to incentive compensation as compared with the comparison group. The Compensation Committee established the compensation for the Company's recently-hired Vice President based on the competitive recommendations of the executive search firm retained to conduct the extensive search for this position.

Executive Compensation Components

     Total  executive compensation during the year ended December
31, 1997 consists of three primary components: base salary, short-term-incentive and long-term incentive compensation.

     Base Salary

     Base salary levels are largely determined by comparison with the salaries of similar positions in the IPP industry sector through surveys collected by the Human Resources group of member IPPs. The Company's compensation program includes a short-term incentive component that is included for market comparison purposes.

     Short-Term Incentive Compensation

     The Short-Term Incentive Plan is a cash bonus plan which is designed to support the achievement of important business objectives that will result in the Company's long-term success. Participation in the short-term plan is limited and is approved annually by the Compensation Committee. Short-term incentive award potential varies by position with actual awards linked to financial and business development goals.

     Long-Term Incentive Compensation

     Long-term incentives for executive officers and the operations manager are currently provided through grants of stock options under the 1996 Plan and the 1997 Plan. Stock options provide gains to executives only if, in the long term, the Company's Common Stock price improves over the fair market value of the stock (as determined under the Plans) on the date options are granted. The Plans permit the grant of nonqualified stock options or incentive stock options ("ISOs"). As discussed in the section captioned "Executive and Director Compensation - Stock Option Grants and Related Information," the following ISOs were granted to the executive officers of the Company during the fiscal year ended December 31, 1997:

Position            Incremental Vesting       Performance-Based
                                                   Vesting
President and Chief
 Executive Officer     105,000 shares           100,000 shares
Vice President          50,000 shares            50,000 shares

      The option grants with incremental vesting vest in three equal annual installments beginning on the first anniversary of the date of the grant. The options with performance-based vesting vest half if the price of the Common Stock equals or exceeds $25.00 per share for 20 consecutive trading days before December 31, 1999 and vest half if the price of the Common Stock equals or exceeds $35.00 per share for 20 consecutive trading days before December 31, 2001.

      The Compensation Committee of the Board of Directors retained a compensation consultant in February 1998 to review and recommend appropriate changes in the Company's compensation policy. The 1998 Plan incorporates certain recommendations of the compensation consultant, including (i) the number of shares reserved for issuance under the 1998 Plan and (ii) allowing certain third parties to be eligible for the 1998 Plan.

      Following the Company's emergence from bankruptcy in 1996, option grants were utilized by the Company to attract new individuals to the Company's Board of Directors and management team. These options vested incrementally in three equal annual installments beginning on the first anniversary of the date of grant in order to encourage long-term performance. In order to encourage the retention of these key individuals, the Compensation Committee anticipates that the Company may grant additional options to certain of such individuals that could have the effect of perpetuating such annual installments in some reasonable fashion. The Compensation Committee expects that the Company may grant options to eligible participants, who do not hold Company options but who could be incentivized to generate benefits for the Company if they held options. In addition, the Compensation Committee expects that the Company may grant options to selected individuals, including certain key third parties who contribute to the growth of the Company, with vesting based on specific annual performance targets or specific project achievements which may include achievement of earnings targets and progress towards growth objectives.

      Compensation of Chief Executive Officer

      Based on the competitive recommendations of an executive search firm retained by the Company, the Board of Directors established a compensation range for the position of Chief Executive Officer in early 1997, when the Compensation Committee of the Board of Directors conducted an extensive search to fill such position with the assistance of such search firm. The Company's compensation agreement with Robert T. Sherman, Jr. was negotiated at the time of his election as President and Chief Executive Officer and a Director, and the Board of Directors approved the compensation for Mr. Sherman on May 1, 1997 in connection with his appointment as President and Chief Executive Officer. Mr. Sherman's salary and cash incentive for 1997 were established as a condition of his employment contract for 1997, which provided that Mr. Sherman would receive an annual base salary of $210,000 (prorated for the period of time he served during 1997) and bonuses totaling $166,000.

      In addition, pursuant to his employment contract, the Company granted Mr. Sherman options to purchase an aggregate of 205,000 shares of Common Stock. Pursuant to his employment contract, the Company granted the Chief Executive Officer an option to purchase 105,000 shares of Common Stock at $11.584 (the fair market value of the Common Stock at the time of the option grant) with vesting in three equal annual installments beginning on the first anniversary of the date of the grant in order to encourage long-term performance. In addition, Mr. Sherman was granted an option to purchase 100,000 shares of Common Stock with an exercise price of $11.584 per share and vesting as follows:
(i) 50,000 shares vest when the price of the Common Stock equals or exceeds $25.00 per share for 20 consecutive trading days before December 31, 1999 and (ii) 50,000 shares vest when the price of the Common Stock equals or exceeds $35.00 per share for 20 consecutive trading days before December 31, 2001. Such a performance option encourages progress towards growth objectives and aligns the interests of the Chief Executive Officer with the interests of the stockholders.

      Compensation of Former Chief Executive Officer

      The Company's former Chief Executive Officer, Leonard A. Bluhm, is an employee of NRG Energy and his services as Chief Executive Officer were leased to the Company pursuant to a Leased Employee Agreement with NRG Energy. Mr. Bluhm's compensation was paid by NRG Energy, which was reimbursed by the Company, and was not related to the qualitative or quantitative performance of the Company.

Summary

     The Compensation Committee's objective in setting executive compensation and in establishing the appropriate balance between fixed and long-term compensation is designed to clearly link pay and performance. Very simply, executives are rewarded when and to the extent stockholders are rewarded. To achieve these goals, the Compensation Committee annually reviews pay programs and makes modifications as it deems necessary to continue to attract, retain and motivate talented, experienced executives.

                         Charles J. Thayer, Chairman
                         Lawrence I. Littman
                         Craig A. Mataczynski
                         David H. Peterson

               Executive and Director Compensation

     The following table sets forth all compensation, including bonuses and other payments, paid or accrued by the Company during the fiscal year ended December 31, 1997 ("fiscal year 1997"), the 12-month period ended December 31, 1996 ("transition period 1996") and the fiscal year ended June 30, 1996 ("fiscal year 1996") to all individuals who served as the Company's chief executive officer during fiscal year 1997 and the highest-paid executive officer whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers").


                              Summary Compensation Table

                                                                                      Long-Term
                                                                                       Compens-
                                                          Annual Compensation           ation
                                                                                        Awards
                                                                                      Securities
                                                                        Other Annual  Underlying
                                                       Salary    Bonus  Compensation   Options/
Name and Principal Position            Year              ($)      ($)        ($)       SARs (#)
Robert T. Sherman, Jr.        Fiscal Year 1997 (3)     140,000  166,000   73,886(1)   205,000(2)
 President and Chief
 Executive Officer

Timothy P. Hunstad            Fiscal Year 1997         127,125   29,167   18,032(4)         -
 Vice President and Chief     Transition Period 1996    46,667   20,000        -       75,000(5)
 Financial Officer (6)

Leonard A. Bluhm              Fiscal Year 1997           7,252        -        -            -
 Former President and Chief   Transition Period 1996    77,502   40,000        -      105,000(7)
 Executive Officer (8)        Fiscal Year 1996          25,834        -        -            -

____________
(1)  Includes compensation of $30,058 and $38,554 relating to  a car program and a relocation program, respectively.
(2)  This option was granted pursuant to the 1997 Plan.
(3)  Mr. Sherman became President and Chief Executive Officer  on
May  1,  1997.  Compensation covers the period May 1 to  December 31, 1997.
(4)  Includes compensation of $9,040 and $7,130 relating to a car program and life and health insurance, respectively.
(5)  This option was granted pursuant to the 1996 Plan.
(6)  On September 1, 1996, Mr. Hunstad became Vice President and
Chief Financial Officer of the Company.
(7)   The exercise price of such option is the fair market  value at  the time the option was awarded.  On January 9, 1997, options to  purchase 75,000 shares of the Common Stock were cancelled  in connection with Mr. Bluhm's resignation as President.
(8)   Mr.  Bluhm became President and Chief Executive Officer  on
April 30, 1996. He resigned as President of the Company and Chief
Executive Officer effective December 31, 1996 and April 30, 1997, respectively.  He is an employee of NRG Energy and  his  services as  President  were leased to the Company pursuant  to  a  Leased
Employee Agreement with NRG Energy.  Mr. Bluhm's compensation was
paid  by  NRG  Energy, which was reimbursed by the Company.   See
"Executive  and  Director Compensation -  Compensation  Committee
Interlocks and Insider Participation."

      On March 28, 1997, the Company and Mr. Sherman entered into an employment agreement (the "Employment Agreement") pursuant to which Mr. Sherman is employed as President and Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Sherman was entitled during 1997 to receive an annual base salary of $210,000 (prorated for the period of time he served during
1997) and a bonus of 60% of such annual base salary. In addition, pursuant to the Employment Agreement the Company paid Mr. Sherman a $40,000 signing bonus and granted him options to purchase an aggregate of 205,000 shares of Common Stock. Such options contain a change of control provision which provides for the acceleration of such options, to the extent not then vested, upon a "change in control" and certain other "corporate transactions" as defined in the 1997 Plan. The Employment Agreement also contains restrictive covenants which restrict Mr. Sherman with respect to work product and his ability to compete with the Company and to appropriate certain business opportunities during his employment and for one year following the date of termination of his employment.

Director Compensation

      Each non-employee director of the Company receives an annual retainer fee of $14,000, and is entitled to a $1,000 fee paid quarterly for each Board of Directors meeting attended in person ($500 for telephonic attendance) and $500 for each scheduled committee meeting attended in person ($250 for telephonic attendance) and reimbursement of reasonable expenses incurred in attending meetings of the Board of Directors and its Committees. Each director, including each director emeritus, is eligible to receive grants of nonqualified options to purchase Common Stock under the Plans. The Company's sole Director Emeritus is Leonard A. Bluhm, who served as President of the Company from April 30, 1996 to December 31, 1996, Chief Executive Officer from April 30, 1996 to April 30, 1997, a Director from September 20, 1996 to January 23, 1998 and Chairman of the Board of Directors from December 31, 1996 to January 23, 1998. Mr. Bluhm receives no compensation for serving as a Director Emeritus.

Stock Option Grants and Related Information

      The following table sets forth information concerning stock option grants during the fiscal year ended December 31, 1997 to the Named Executive Officers:


                             Option Grants during Fiscal Year 1997

                          Individual Grants                          Potential Realizable
                                                                       Value At Assumed
                       Number of    Percent of                       Annual Rates of Stock
                      Securities  Total Options  Exercise            Price Appreciation for
                      Underlying    Granted to    Price   Expiration     Option Term
    Name                Options    Employees in   ($/Sh      Date       5% ($)   10% ($)
                      Granted (#)   Fiscal Year
Robert T. Sherman, Jr.  105,000(1)(2)  34.4       11.584    5/1/07     764,937  1,938,500
                        100,000(2)(3)  32.8       11.584    5/1/07     728,511  1,846,191

Timothy P. Hunstad            -           -            -         -           -          -

Leonard A. Bluhm              -           -            -         -           -          -

____________

(1) This option was granted pursuant to the 1997 Plan and incrementally vests in three equal annual installments beginning on May 1, 1998.

(2) This option may become immediately exercisable as to all shares covered by the option and remain exercisable for the full remaining term of the option (without regard to termination of the optionee's employment) in the event of a "change in control" and certain other "corporate transactions" as defined in the 1997 Plan.

(3) This option was granted pursuant to the 1997 Plan and vests as follows: 50,000 shares vest when the price of the Common
Stock equals or exceeds $25.00 per share for 20 consecutive trading days before December 31, 1999 and (ii) 50,000 shares vest when the price of the Common Stock equals or exceeds $35.00 per share for 20 consecutive trading days before December 31, 2001.

      None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1997. The following table sets forth information concerning the value of unexercised options held by the Named Executive Officers as of December 31, 1997.


                    Aggregated Option/SAR Exercises During Fiscal 1997 and
                             December 31, 1997 Option/SAR Values

                            Number of Securities          Value of Unexercised
                       Underlying Unexercised Options   In-the-Money Options at
                          at December 31, 1997 (#)     December 31, 1997 ($) (1)
Name                     Exercisable  Unexercisable   Exercisable  Unexercisable
Robert T. Sherman, Jr.           -       205,000              -     1,699,655
Timothy P. Hunstad          25,000        50,000        360,938       721,875
Leonard A. Bluhm            10,000        20,000        144,375       288,750

____________

(1) Represents the excess of the fair market value of the Common Stock of $19.875 per share (the closing selling price of the Common Stock as quoted on the Nasdaq National Market on December 31, 1997) above the exercise price of the options.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during the fiscal year ended December 31, 1997 were Charles J. Thayer, Leonard A. Bluhm, Lawrence I. Littman and David H. Peterson. As of January 23, 1998, Craig A. Mataczynski replaced Mr. Bluhm as a member of the Compensation Committee.

      Mr. Peterson is Chairman of the Board, President and Chief Executive Officer of NRG Energy, which holds approximately 45% of the Common Stock of the Company. In addition, Mr. Mataczynski is a Vice President of NRG Energy, and Mr. Bluhm has served as Executive Vice President and Chief Financial Officer of NRG Energy since January 1, 1997. Mr. Bluhm served until April 30, 1997 as Chief Executive Officer of the Company under a Leased Employee Agreement with NRG Energy and currently serves as a Director Emeritus of the Company. The following describes certain transactions between the Company and NRG Energy.

     Administrative Transactions

     On January 31, 1996, the Company entered into a Management Services Agreement with NRG Energy. The Management Services
Agreement provides that NRG Energy will provide management, administrative, operation, maintenance and certain other services to the Company in connection with the day to day business of the Company. The Company expensed approximately $562,000 during the fiscal year ended December 31, 1997 pursuant to the Management Services Agreement with NRG Energy. In addition, the Company entered into a Leased Employee Agreement dated May 1, 1996 with NRG Energy, whereby NRG Energy agreed to lease its employee, Leonard A. Bluhm, to the Company to perform the duties of President and Chief Executive Officer of the Company. For the fiscal year ended December 31, 1997, the Company paid NRG Energy $7,252 which included the salary paid to Mr. Bluhm and other amounts necessary to reimburse NRG Energy for expenditures associated with or resulting from Mr. Bluhm's employment.

      Co-Investment Agreement

      On  April  30, 1996, the Company also entered  into  a  Co-
Investment Agreement with NRG Energy. Pursuant to the Co-Investment Agreement, NRG Energy agreed to offer to the Company ownership interests in certain power projects which were initially developed by NRG Energy or with respect to which NRG Energy has entered into a binding acquisition agreement with a third party. If any eligible project reaches certain contract milestones (which include the execution of a binding PPA and fuel supply agreement and the completion of a feasibility and engineering study) by April 30, 2003, NRG Energy has agreed to offer to sell to the Company all of NRG Energy's ownership interest in such project. Eligible projects include, with certain exceptions and exclusions, proposed or existing electric power plants within the United States which NRG Energy initially develops or in which NRG Energy proposes to acquire an ownership interest. NRG Energy is obligated under the Co-Investment Agreement to offer to the Company, during the three year period ending on April 30, 1999, projects with an aggregate equity value of at least $60.0 million or a minimum of 150 net MW. As of the date of this Report, ownership interests in projects with an aggregate of more than 130 net MW have been offered under the Co-Investment Agreement, including the 117 net MW Morris Project described below.

     Among  the  exclusions from the Co-Investment Agreement  are
(i) any ownership interest in a project which is below a level that would cause the project (or its owners) to be in violation of the relevant power purchase agreement or applicable state or federal law upon the generation of electricity for sale by such project, (ii) any indirect ownership interest held by NRG Energy in an eligible project arising from NRG Energy's direct or indirect ownership of equity interests in the Company, (iii) any ownership interest in a facility below 25 MW in capacity, and
(iv) any ownership interest that is retained in order to later be sold in an exempt transaction. Exempt transactions include (i) any sale or disposition of an ownership interest that is consummated as a result of a foreclosure or conveyance in lieu of foreclosure of liens or security interests, (ii) any sale or disposition of an ownership interest to a third party that is or will become a participant in the eligible project, where the obligation to sell the interest is incidental to the provision of services or the contribution of assets to the project and is created prior to the execution and delivery of a binding power purchase agreement and fuel supply agreement and the completion of an engineering and feasibility study with respect to the project, and (iii) any sale or disposition of an ownership interest as part of a larger transaction involving the sale of all or substantially all of the assets of NRG Energy or the sale of an equity interest in NRG Energy, provided that the person acquiring the ownership interest agrees to be bound by the Co-Investment Agreement.

     In December 1997, a wholly-owned subsidiary of the Company purchased the Morris Project from NRG Energy. The Morris Project, with an aggregate of 117 net MW, had been offered under the Co-Investment Agreement. The Company recently has initiated an arbitration proceeding pursuant to the terms of the Co-Investment Agreement to resolve a dispute with NRG Energy concerning the rights and obligations of the Company and NRG Energy with respect to a 110 MW cogeneration project which the Company contends NRG Energy agreed to sell to an unrelated third party without fulfilling its obligations with respect to such project under the Co-Investment Agreement. NRG Energy has advised the Company that it believes that it had no obligation to offer the project to the Company.

      To facilitate the Company's ability to acquire ownership interests which may be offered pursuant to its Co-Investment Agreement, NRG Energy has agreed to finance the Company's purchase of such ownership interests at commercially competitive terms to the extent funds are unavailable to the Company on comparable terms from other sources. Any such financing provided by NRG Energy under the terms of the Co-Investment Agreement is required to be recourse to the Company and secured by a lien on the ownership interest acquired. Such financing also is required to be repaid from the net proceeds received by the Company from offerings of equity or debt securities of the Company (when market conditions permit such offerings to be made on favorable terms) after taking into account the working capital and other cash requirements of the Company as determined by its Board of Directors. During the fiscal year ended December 31, 1997, NRG Energy provided approximately $818,000 in project and construction management services rendered in connection with the Gray's Ferry Project partnership of which the Company is one-third owner.

      In light of the Company's internal development activities, the Company does not expect the Co-Investment Agreement to serve as the primary source of future project development activities.

     Sale of Power Operations, Inc.

     Power Operations, Inc. ("Power Operations"), then a wholly-owned subsidiary of the Company, assumed operations and maintenance responsibilities for the Company's Newark facility and the Company's Parlin facility, in each case replacing the former operator, on November 8, 1996, and December 31, 1996, respectively. Effective January 1, 1997, Power Operations was sold by the Company to NRG Energy for $10.00 plus the amount of Power Operations' outstanding accounts receivable and an indemnification by NRG Energy to the Company for certain potential losses or other liabilities that might occur with respect to the termination of the prior operator of the Newark and Parlin facilities and the assumption by Power Operations of operations and maintenance responsibilities for such facilities. The terms of this transaction were approved by the Independent Directors Committee of the Company's Board of Directors as required by the Company's By-laws.

     NRG Energy Option

     In March 1996, NRG Energy and NRGG (Schuylkill) Cogeneration Inc. ("NSC"), a wholly-owned subsidiary of the Company, entered into a $10.0 million loan agreement (the "Cogeneration Note") to provide a means of funding an NSC capital contribution obligation to the Grays Ferry Cogeneration Partnership. In connection with NRG Energy's assistance with the Gray's Ferry project, its financing and the Note, the Company granted NRG Energy the right to convert a portion of borrowings under the note to Common Stock of the Company (the "Option"). On November 25, 1997, NRG Energy exercised such option and reduced the outstanding principal amount of the Note by $3.0 million in exchange for 396,255 shares of the Company's Common Stock.

      Morris Project Acquisition

      In  December  1997, NRGG Funding Inc. ("NRGG  Funding"),  a
wholly-owned subsidiary of the Company, completed its acquisition from  NRG  Energy of all of NRG Energy's interest  in  a  117

MW project located in Morris, Illinois by acquiring 100% of the interests in NRG (Morris) Cogen, LLC ("Morris LLC"). Morris LLC has the exclusive right to build and operate a cogeneration plant to be located in Morris, Illinois within a petrochemical manufacturing facility, which is owned by Equistar Chemicals LP ("Equistar"), a joint venture of Millennium Chemicals Inc. and Lyondell Petrochemical Company. A 25-year agreement has been executed for the sale of steam and electric output from the project. NRG Energy commenced construction of the Morris Project in September 1997 with commercial operation currently expected to occur in the fourth quarter of 1998.

      NRGG Funding agreed to assume all of the obligations of NRG Energy and to provide future equity contributions to Morris LLC which are limited to the lesser of 20% of the total project cost or $22.0 million. NRG Energy has guaranteed to the Morris Project's lenders that NRGG Funding will make these future equity contributions, and the Company has guaranteed to NRG Energy the obligation of NRGG Funding to make these future equity contributions. In addition, Morris LLC is obligated to pay NRG Energy $1.0 million as and when permitted under the project's principal loan agreement. Morris LLC has previously paid $4.0 million to NRG Energy in connection with the financial closing of the construction financing of the Morris Project.

      The Company intends to arrange financing (the terms and manner of which have not been determined by the Company) to fund the required future equity contributions to Morris LLC. NRG Energy is obligated under a Supplemental Loan Agreement between the Company, NRGG Funding and NRG Energy to loan NRGG Funding and the Company (as co-borrower) the full amount of such equity contributions by NRGG Funding, all at NRGG Funding's option. Any such loan will be secured by a lien on all of the membership interests of Morris LLC and will be fully recourse to NRGG Funding and the Company.

     Other Transactions

     Effective May 23, 1996, NRG Energy guaranteed payment of pre-existing liabilities of NRG Generating (Newark) Cogeneration Inc.
("Newark")   and   NRG  Generating  (Parlin)  Cogeneration   Inc.
("Parlin"), wholly-owned subsidiaries of the Company, of up to $5
million,  which  amount  will  be  reduced  as  certain   defined
milestones are reached and eliminated no later than May 23, 2001. On June 28, 1996, NRG Energy advanced Parlin approximately $56 million to pay off the Parlin nonrecourse financing which included a $3.1 million cost to terminate an interest rate swap agreement. At December 31, 1997, loans aggregating approximately $4.4 million remained outstanding to NRG Energy.

     Under an agreement dated April 30, 1996, the Parlin project sells up to 9 MW of power to NRG Parlin, Inc. ("NPI"), a wholly-owned subsidiary of NRG Energy. NPI resells this power at retail to E.I. du Pont under an agreement extending until 2021. Total sales to NPI were $1.3 million in 1997.


                   Related Party Transactions

     The Company entered into a Liquidating Asset Agreement with Wexford Management LLC ("Wexford") pursuant to which Wexford was granted authority to liquidate certain assets of the Company, for which Wexford is to receive an asset liquidation fee. The maximum fee available to Wexford is $1,500,000. During the fiscal year ended December 31, 1997, Wexford was paid $1,219,000 under the terms of the Liquidating Asset Agreement. Spyros S. Skouras, Jr., a Director of the Company, is Senior Vice President of Wexford.

     See "Executive and Director Compensation - Compensation Committee Interlocks and Insider Participation" above for a description of certain transactions and relationships between the Company and NRG Energy. David H. Peterson, the Chairman of the Board of Directors of the Company, is Chairman of the Board, President and Chief Executive Officer of NRG Energy; Mr. Bluhm is Executive Vice President and Chief Financial Officer of NRG Energy; Craig A. Mataczynski, and Ronald J. Will, Directors of the Company, are Vice Presidents of NRG Energy; and Julie A. Jorgensen, a Director of the Company, is Senior Counsel and Corporate Secretary of NRG Energy. Until September 1, 1996, Mr. Hunstad, who is the Vice President and Chief Financial Officer of the Company, was President of NEO Corporation, a wholly-owned subsidiary of NRG Energy.

 Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding shares of Common Stock beneficially owned as of April 10, 1998 (except as otherwise noted below) by each (i) person believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) director (which does not include a director emeritus) and (iii) named executive officer set forth in the Summary Compensation Table herein and the directors (which does not include a director emeritus) and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                            Shares Beneficially Owned (1)
Name                                       Number of Shares       Percent
NRG Energy, Inc. (2)
     1221 Nicollet Mall, Suite 700
     Minneapolis, MN  55403-2445                3,254,288          47.60%
Wexford Capital Partners II, LP (3)
     411 West Putnam Avenue
     Greenwich, CT  06830                         443,976           6.49
David H. Peterson (4)                              11,000            *
Leonard A. Bluhm (5)                               11,500            *
Julie A. Jorgensen                                      -            -
Lawrence I. Littman (6)                            10,070            *
Craig A. Mataczynski (7)                           10,500            *
Robert T. Sherman, Jr. (8)                         40,000            *
Spyros S. Skouras, Jr. (3)(6)                     453,976           6.63
Charles J. Thayer (9)                              30,000            *
Ronald J. Will (10)                                12,500            *
Timothy P. Hunstad (11)                            25,500            *
Directors and Executive Officers as a             593,546           8.53
 group (10 persons) (12)
____________

* Represents less than 1.0% of the outstanding shares of Common Stock.

(1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes 3,106,612 shares as to which NRG Energy has sole voting and investment power, and 147,676 shares as to which NRG Energy has sole voting power only. The foregoing information is as of the date set forth in and based solely on a Schedule 13D filed April 14, 1998 and furnished to the Company by NRG Energy.

(3) Includes 348,672 shares owned by Wexford Capital Partners II, LP and 95,304 shares owned by Wexford Overseas Partners Fund I, LP. Through an investment management agreement, Wexford Management LLC, which manages the funds, has sole voting and investment power of the funds. Mr. Skouras serves as Senior Vice President of Wexford

Management LLC. The address for Mr. Skouras is c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, CT 06830. This information is as of the date set forth in and based on the
Schedule 13D filed May 8, 1997 and other information furnished to the Company by Wexford Management LLC.

(4) Includes 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998. In addition, Mr. Peterson beneficially owns approximately 12,956 shares of NSP Common Stock, including approximately 3,854 shares through an employee stock ownership plan and 9,102 shares issuable upon exercise of NSP stock options that may be exercised within 60 days of April 10, 1998.

(5) Includes 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998. In addition, Mr. Bluhm beneficially owns 4,980 shares of NSP Common Stock, including 2,750 shares issuable upon exercise of NSP stock options that may be exercised within 60 days of April 10, 1998.

(6) Includes 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998.

(7) Includes 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days. In addition, Mr. Mataczynski beneficially owns 1,251 shares of NSP Common Stock, including 503 shares through an employee stock ownership plan and 748 shares issuable upon exercise of NSP stock options that may be exercised within 60 days of April 10, 1998.

(8) Includes 35,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998.
In  addition,  Mr. Sherman beneficially owns 100  shares  of  NSP
Common Stock.

(9) Includes 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998 and 10,000 shares owned by Chartwell Capital Ltd. Mr. Thayer is the principal and Managing Director of Chartwell Capital Ltd.

(10) Represents 2,500 shares of Common Stock held jointly with spouse and 10,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998. In addition, Mr. Will beneficially owns 7,665 shares of NSP Common Stock, including (i) 2,636 shares issuable upon exercise of NSP stock options that may be exercised within 60 days, (ii) 1,990 shares of NSP Common Stock which are owned by Mr. Will's spouse and for which he shares investment power, and (iii) 99 shares of NSP Common Stock which he owns jointly with his spouse and for which he shares investment power.

(11) Includes 25,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998.

(12) Includes 120,000 shares issuable upon exercise of stock options that may be exercised within 60 days of April 10, 1998.

     Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1997, except for the failure to timely file Ms. Jorgensen's Initial Report on Form 3, which has since been filed, and Mr. Sherman's failure to report one transaction on a timely basis, which has since been reported.

   Stockholder Proposals and Nomination of Director Candidates

      The 1999 Annual Meeting of Stockholders ("1999 Annual Meeting") is anticipated to be held in May 1999. A notice of intent ("Notice of Intent") of a stockholder of the Company to make a nomination or to bring any other matter before the 1999 Annual Meeting must comply with the applicable requirements set forth in the Company's Restated By-laws and must be received not more than 180 days and not less than 120 days in advance of the
1999 Annual Meeting by the secretary of the Company at the Company's principal executive offices, 1221 Nicollet Mall, Suite 610, Minneapolis, Minnesota 55403-2444; however, if the 1999 Annual Meeting is held on a date more than 30 days before or after May 21, 1999, any stockholder who wishes to have a proposal included in the Company's proxy statement for the 1999 Annual Meeting must deliver a copy of the proposal to the Company a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy materials any stockholder's proposal which does not comply with the rules of the Commission for inclusion therein. The Company will furnish copies of the applicable By-law provisions which set forth the requirements for the Notice of Intent upon written request to the Secretary of the Company at the aforementioned address.

                        Performance Graph

     The closing price of the Company's Common Stock on April 10, 1998 was $15.00 per share. The following performance graph compares the percentage change in the cumulative weighted average total return on the common stock of the Company with the total cumulative returns during the same period of (i) the Nasdaq Composite Index and (ii) an index of comparable peer issuers constructed by the Company. The index of comparable peer issuers is composed of AES Corporation, Calpine Corporation, California Energy Company Inc. and Trigen Energy Corporation during the periods that each company has been publicly traded. In compliance with Commission Regulations, the returns of each of the comparable companies have been weighted according to capitalization during the period from May 1, 1996, the first trading day after the Company emerged from bankruptcy protection with a new capital structure. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 1, 1996, and that all dividends were reinvested.



                NRG Generating         Weighted        Nasdaq
                 (U.S.) Inc.          Comparables    Composites

May 1996             100                  100           100
December 1996        149                  162           122
December 1997        263                  284           147


     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                     /s/ Karen A. Brennan
                         Karen A. Brennan
                         Secretary

April 27, 1998

                                                       Appendix A






                   NRG GENERATING (U.S.) INC.
                     1998 STOCK OPTION PLAN








          Effective as of the 20th day of April, 1998.

                   NRG GENERATING (U.S.) INC.
                     1998 STOCK OPTION PLAN

                            ARTICLE I

    1.1   Name  and  Purpose.  The  name  of  this  Plan  is  the
          "NRG Generating (U.S.) Inc. 1998 Stock Option Plan" (the "Plan"). Its purpose is (a) to maximize the long-term success of NRG Generating (U.S.) Inc. (the "Company"), (b) to ensure a balanced emphasis on both current and long-term performance, (c) to enhance Participants' identification with shareholders' interests, and (d) to facilitate the attraction and retention of key individuals with outstanding ability.

    1.2   Definitions.   Whenever   used  in    the    Plan,  the
          following terms shall have the meaning set forth below:

                     (a)   "Board of Directors" or "Board"  shall
               mean  the  Board  of Directors of  NRG  Generating
               (U.S.) Inc. as constituted from time to time.

                     (b)   "Change  of Control"  shall  have  the
               meaning ascribed by Section 5.5 hereof.

                     (c)   "Code" shall mean the Internal Revenue
               Code of 1986, as amended from time to time.

                     (d)   "Common Stock" shall mean  the  common
               voting shares of the Company.

                     (e)    "Committee"  shall mean the Compensa-
               tion Committee of the Board. However, if such Compensation Committee shall not be comprised solely of at least two "outside directors" as such term is defined in Treasury Regulation section 1.162-27(e)(3), then the Committee may delegate any or all of its authority under this Plan to such other committee or subcommittee of the Board as may have been or may be designated or appointed by the Board which is so comprised. If administration is so delegated to another committee or subcommittee, such committee or subcommittee shall have, in connection with the delegated administration of the Plan, the powers theretofore possessed by the Committee and references in the Plan to the Committee shall thereafter include references to such committee or subcommittee.

                     (f)   "Company"  shall mean  NRG  Generating
               (U.S.) Inc. or any successor thereto.

                     (g)  "Corporate Transaction" shall have  the
               meaning ascribed by Section 5.5(b) hereof.

                      (h)   "Disability"  shall  mean  total  and
               permanent  disability as defined in  Code  Section
               22(e).

                     (i)  "Employee" shall mean any person who is
               currently a common law employee of the Company or any of its Subsidiaries.

                     (j) "Effective Date" shall mean the date the
               Plan is adopted by the Board, subject to approval by the shareholders of the Company at a meeting held within twelve (12) months following the date of adoption by the Board.

                     (k)  "Fair Market Value" or "FMV" shall mean
               the fair market value of the Common Stock, which shall be determined as follows:

                              (i)  if the Common Stock is  listed
               on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, its fair market value shall be the closing selling price on the date of grant for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or

                               (ii)  if the Common Stock  is  not
               traded on an exchange or a national market system, its Fair Market Value shall be determined in good faith by the Committee, possibly based upon, but not limited to, a fair market value concept averaged over the twenty (20) trading days (or five (5) trading days if the Common Stock is traded on the Nasdaq SmallCap Market or a similar market system) preceding the date of the grant of an option or other relevant date, and such determination shall be conclusive and binding on all persons.

                    In no event shall the Fair Market Value equal
               less than the par value of the Common Stock.

                     (l)   "Incentive Stock Option" shall mean  a
               stock option within the meaning of Section 422 of the Code granted pursuant to Section 4.1 hereof.

                     (m)   "Nonqualified Stock Option" shall mean
               an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1 hereof.

                     (n)   "Option" shall mean, individually  and
               collectively,  an  Incentive Stock  Option  and  a
               Nonqualified  Stock  Option  to  purchase   Common
               Stock.

                     (o)  "Option Price" shall mean the price per
               share of Common Stock set by the Committee upon the grant of an Option.

                     (p)   "Parent"  shall mean  any  corporation
               which qualifies as a parent of the Company under the definition of "parent corporation" under Code
               Section 424(e).

                     (q)  "Participant" shall mean any person who
               satisfies the criteria set forth in Article III hereof.

                     (r)   "Person"  shall mean  any  individual,
               partnership, association, corporation, trust or other legal entity.

                      (s)   "Separation  Date"  shall  mean,   as
               determined by the Committee, the date on which a Participant's Service as a member of the Board terminates or employment with the Company or Subsidiary terminates for reasons other than transfer of employment to a Parent or Subsidiary. Whether any leave of absence shall constitute termination of employment for purposes of this Plan shall be determined in each case by the Committee at its sole discretion.

                     (t)   "Subsidiary" shall mean  a  subsidiary
               corporation  of  the Company as  defined  in  Code
               Section 424(f).

                     (u)  "Termination for Cause" shall mean  the
               termination of the Participant's employment with or services to the Company for any of the following reasons: (i) any act of malfeasance or wrongdoing affecting the Company, its Parent or its Subsidiaries, (ii) the breach of any covenant not to compete, or employment contact, with the Company, its Parent or its Subsidiaries, (iii) engaging in any other conduct which would warrant Participant's discharge for cause, excluding general dissatisfaction with the performance of Participant's duties, but including any act of disloyalty or conduct clearly tending to bring discredit upon the Company, its Parent or its Subsidiaries.

           Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

    1.3   Plan  Duration.  The   Plan  shall  remain  in   effect
          for ten (10) years from the Effective Date or until terminated by the Board, whichever comes first.

                           ARTICLE II

    2.1  Plan Administration.

                     (a)   The Plan shall be administered by  the
               Committee. The Committee is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Committee or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable. The Committee also is authorized to delegate administrative functions to others to the extent such action is not inconsistent with the express provisions of this Plan.

                     (b)  The Committee shall have the authority,
               in its sole discretion and from time to time to take the following actions:

                          (i)   select those individuals who meet
               the participation requirements of the Plan;

                          (ii) grant Options provided by the Plan
               in such form and amount as the Committee shall determine;

                           (iii)       impose  such  limitations,
               restrictions and conditions upon any such Options as the Committee shall deem appropriate; and

                          (iv)  interpret the Plan, adopt,  amend
               and rescind rules and regulations related to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                     (c)   The  decision  of the  Committee  with
               respect to any question arising as to the grant of an Option to a Participant in the Plan, the term, form and amount of Options under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.


                           ARTICLE III

    3.1 Eligibility. The Participants in the Plan shall be selected by the Committee from the directors of the Company, the officers and key Employees of the Company or its Subsidiaries, and such other individuals, including but not limited to employees of the Company's affiliates, who occupy responsible managerial, professional, advisory or other positions and who have the capability of making or who have made  a  substantial  contribution  to  the success  of
          the Company. In making this selection and in determining the form and amount of Options, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company or its Subsidiaries and past and potential contributions to the Company's profitability and sound growth. Participants who are not otherwise Employees may receive Nonqualified Stock Options but may not receive Incentive Stock Options under the Plan.


                           ARTICLE IV

    4.1 Options. The Committee shall determine the forms and amounts of Options for Participants. All Options shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Options under the Plan need not be uniform and Incentive Stock Options and Nonqualified Stock Options may be granted in one agreement. Options may take the following forms, in the Committee's sole discretion:

               (a)  Incentive Stock Options.

                          (i)   The Committee may grant Incentive
               Stock Options within the meaning of Code Section 422 to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years following the date of grant, (2) shall not have an Option Price less than the FMV of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Code Section 422, and (4) shall be designated in writing as an "Incentive Stock Option" by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan. Notwithstanding the foregoing, the Option Price of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of the Company, its Parent or Subsidiaries shall be no less than 110% of FMV and such Option shall be not exercisable after the expiration of five years from the date of its grant. No Incentive Stock Option shall be granted to any Participant who is not an Employee.

                          (ii)  The  grant of an Incentive  Stock
               Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

               (b)  Nonqualified Stock Options.

                            (i)     The   Committee   may   grant
               Nonqualified  Stock  Options  to  purchase  Common
               Stock which are not intended to qualify as Incentive Stock Options under Code Section 422 and which are designated in writing by the Committee as "Nonqualified Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate.

                          (ii)  The  Committee  shall  cause  the
               Company to enter into a written Nonqualified Stock Option Agreement with the Participant stating that the Options are Nonqualified Stock Options, the number of shares of Common Stock subject to the Nonqualified Stock Option, any conditions and restrictions on the exercise of the Option imposed by the Plan and the Committee, and in such form as the Committee shall from time to time determine.

    4.2   Option  Exercise.  Except  as  otherwise  provided   in
          Article V hereof, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an Employee of the Company, its Parent or Subsidiary. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company's Secretary at the Company's principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash or in Common Stock, the full amount, if any, that the Company is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company for such payment.

    4.3 Payment. Payment of the purchase price upon exercise of any Option granted under this Plan shall be made in cash or by optionee's personal check, certified check or bank draft, payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the Option Price in whole or in part (a) with shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an Option (in each case only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the Option Price); (b) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of

          Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (c) by delivery of the optionee's promissory note with such recourse, interest, security, and
          redemption   provisions  as  the   Committee   in   its
          discretion determines appropriate; or (d) in any combination of the foregoing. Any such alternative permissible methods of exercise of any Incentive Stock Option shall be set forth in the stock option agreement relating to such Incentive Stock Option. In the event the Option Price is paid in whole or in part with shares of Common Stock such shares shall be valued at their FMV as of the date of exercise of the Option. Such shares shall be delivered along with any portion to be paid in cash or by promissory note within five
          (5) days after the date of exercise. If the Participant fails to pay the Option Price within such five (5) day period, the Committee shall have the right to take whatever action it deems appropriate, including terminating the Option or voiding the exercise of the Option. The Company shall not issue or transfer Common Stock upon the exercise of an Option until the Option Price is paid in full.


                            ARTICLE V

    5.1 Termination of Employment or Service as a Director. Except as provided in this Article V or except as otherwise determined by the Committee
          (including for example, and not in the way of limitation, in the case of a Participant who on the date of grant is neither a director of the Company nor an employee of the Company or a Subsidiary), all Options under the Plan shall terminate upon the termination of the Participant's employment or service as a director of the Company as of the Participant's Separation Date.

    5.2 Death of a Participant. In the event of the death of a Participant prior to the exercise of all Options granted to such Participant, all unexercised Options shall become immediately exercisable and the administrator of the deceased Participant's estate, the executor under his or her will, or the person(s) to whom the Options shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within one year from the date of such Participant's death, but not beyond the expiration date of the Options, to exercise such Options.

    5.3  Retirement or Termination.

                     (a)   In  the  event  of  termination  of  a
               Participant's employment with the Company prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of the date of such termination of employment, but not beyond the expiration date of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                     (b)   In the event of the termination  of  a
               Participant's employment or service prior to the exercise of all Nonqualified Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options, to the extent exercisable on his Separation Date.

    5.4  Disability.

                     (a)   In the event of the termination  of  a
               Participant's employment by Disability prior to the exercise of all Incentive Stock Options granted to the Participant, all unexercised Incentive Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve
               (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options.

                     (b)   In the event of the termination  of  a
               Participant's employment by Disability prior to the exercise of all Nonqualified Stock Options granted to the Participant, all unexercised Nonqualified Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options.

    5.5   Change of Control.

                     (a)   For  purposes of this Section  5.5,  a
               "Change in Control" shall be deemed to occur upon:

                                (i)    the   direct  or  indirect
                    acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding Common Stock;

                              (ii) a change in the composition of
                    the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (1) have been Board members continuously
                    since   the beginning  of   such  period   or
                    (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board; or

                                 (iii)        the    merger    or
                    consolidation of the Company into NRG Energy, Inc.


                     (b)   For  purposes of this Section  5.5,  a
               "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

                               (i)   approval  by  the  Company's
                    shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                               (ii)  approval  by  the  Company's
                    shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

                              (iii)     approval by the Company's
                    shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger.

                     (c)   In  its discretion, the Committee  may
               provide in any stock option agreement (or in an amendment thereto) evidencing an Option hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control or Corporate Transaction or as otherwise determined in accordance with this Section 5.5(c). However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding Option will not be so accelerated if and to the extent (i) such Option is either to be assumed by the successor or parent thereof or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such Option. Any stock option agreement incorporating a Change in Control or Corporate Transaction acceleration provision shall provide that, with respect to any Corporate Transaction described in clauses (i) or (ii) of Section 5.5(b) above, the Committee may, upon no less than 60 days notice to the optionee (an "Acceleration Notice") determine that such optionee's Options will terminate as of the effective date of such Corporate Transaction, in which event such Options shall be fully vested, nonforfeitable and become exercisable immediately as of the date of such Acceleration Notice.

                      (d)    If   the  Committee  determines   to
               incorporate a Change in Control or Corporate Transaction acceleration provision in any option agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i),
               (a)(ii) and (b)(iii) of Section 5.5 above or in the event the Acceleration Notice is not timely given, the Option shall remain exercisable for the remaining term of the Option notwithstanding the provisions of Article V hereof or any corresponding provisions of the stock option agreement, subject to any limitations thereto which may be applicable to Incentive Stock Options and (ii) in the event of a Corporate Transaction described in clauses a(iii), b(i) or (b)(ii) of
               Section 5.5 above, which is preceded by a timely Acceleration Notice, the Option shall terminate as of the effective date of the Corporate Transaction described therein. In no event shall any Option under the Plan be exercised after the expiration of the term provided for in the related stock option agreement.

                     (e)  The Committee may provide in any option
               agreement hereunder that, should the Company dispose of its equity holding in any subsidiary corporation effected by (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of all or substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the Option is engaged in the performance of services for the affected subsidiary corporation, then such Option shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of such shares at the time represented by such Option and may be exercised with respect to any or all of such shares. Any such Option shall remain so exercisable until the expiration or sooner termination of the term of the Option.

                           ARTICLE VI

    6.1   Limitation  of   Shares  of   Common  Stock   Available
          under the Plan.

                     (a)   Shares  of stock which may  be  issued
               under the Plan shall be authorized and unissued or treasury shares of Common Stock. The total number of shares of Common Stock available to be granted by the Committee as Options to the Participants under the Plan, and the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any calendar year, shall not exceed 250,000 shares (which number may be increased by the Committee, without shareholder approval, to reflect adjustments pursuant to Section 7.1 below).

                    (b)  The grant of Incentive Stock Options and
               Nonqualified  Stock  Options  shall   reduce   the
               available shares by the number of shares subject to such Options.

                      (c)   The  lapse  or  cancellation  of   an
               Incentive  Stock  Option  or  Nonqualified   Stock
               Option shall increase the available shares by the number of shares released from such Option.


                           ARTICLE VII

     7.1 Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number and kind of shares which may be issued under the Plan, the number and kind of shares subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.


                          ARTICLE VIII

     8.1 Employment. The establishment of the Plan and Options hereunder shall not be construed as conferring on any Participant any right to continued employment or service and the employment or service of any Participant may be terminated without regard to the effect which such action might have upon him as a Participant.

     8.2  Rights  as  a  Shareholder.   The   recipient  of   any
          Option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     8.3  Non-Assignability.    During    the   life    of    the
          Participant, Options awarded under this Plan shall be exercisable only by such person or by such person's guardian or legal representative.

     8.4 Shareholder Approval. Continuance of the Plan for purposes of granting Incentive Stock Options shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Any Incentive Stock Options granted hereunder shall become effective only upon such shareholder approval. The Committee may grant Incentive Stock Options or Nonqualified Stock Options under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such Option shall be exercisable. In the event that such shareholder approval is not obtained within the period provided above, all Options previously granted pursuant to the Plan shall terminate. If such shareholder approval is obtained at a meeting of shareholders, the Plan must be approved by a majority of the votes cast at such meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company.

     8.5 Amendment, Modification, and Termination of the Plan. The Board, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action, without approval of the Company's shareholders, may:

                     (a)  increase the total number of shares  of
               Common Stock available under the Plan, other than increases pursuant to Section 7.1 hereof;

                      (b)    materially  increase  the   benefits
               accruing to Participants under the Plan;

                    (c) materially modify the requirements as to eligibility for participation in the Plan;

                     (d)   extend  the  period during  which  any
               Option may be granted or exercised; or

                    (e)  extend the term of the Plan.

                Except as provided in Section 7.1 hereof, no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Participant under the Plan without the consent of such Participant.

     8.6 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. Such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     8.7 Reliance on Reports. Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     8.8 Governing Law. To the extent that federal law shall not be held to have preempted local law, this Plan shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.


           IN  WITNESS  WHEREOF, the Company has caused  the  NRG
Generating (U.S.) Inc. 1998 Stock Option Plan to be executed by its duly authorized officer pursuant to resolutions of the Board to be effective as of the 20th day of April, 1998.


                    NRG Generating (U.S.) Inc.



               By: /s/ Timothy P. Hunstad
                       Timothy P. Hunstad
                       Vice President and Chief Financial Officer

                   NRG GENERATING (U.S.) INC.
                  1221 Nicollet Mall, Suite 610
                   Minneapolis, MN  55403-2444

                       COMMON STOCK PROXY
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        For Annual Meeting of Stockholders, May 21, 1998

      The undersigned hereby appoints ROBERT T. SHERMAN, JR. and TIMOTHY P. HUNSTAD, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth herein, all shares of Common Stock of NRG Generating (U.S.) Inc. held of record by the undersigned on April 10, 1998, at the Annual Meeting of Stockholders to be held at the IDS Center, 50th Floor, 710 Marquette Avenue, Minneapolis, Minnesota 55402, at 1:00 p.m. on Thursday, May 21, 1998, and any adjournments thereof.

1. Election of the following nominees to the Board of Directors for one-year terms and until their successors are elected and qualified.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
   FOR all nominees listed below       WITHHOLD AUTHORITY to vote
(except  as  marked  to the contrary    for all  nominees  listed
   below)                                 below

 David H. Peterson     Craig A. Mataczynski     Charles J. Thayer
 Julie A. Jorgensen   Robert T. Sherman, Jr.      Ronald J. Will
Lawrence I. Littman   Spyros S. Skouras, Jr.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)


2.    Ratification of the appointment of Price Waterhouse LLP  as the Company's independent public accountants.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.
        FOR                 AGAINST                ABSTAIN

3.    Approval  of  an amendment to the Company's Certificate  of
Incorporation  to  change  the Company's  name  to  "Cogeneration
Corporation of America."
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.
        FOR                 AGAINST                ABSTAIN

4.    Approval of the adoption of the NRG Generating (U.S.)  Inc.
1998 Stock Option Plan.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4.
        FOR                 AGAINST                ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS  PROXY  WHEN PROPERLY EXECUTED WILL BE  VOTED  IN  THE
MANNER  DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS  MADE,  THIS  PROXY WILL BE VOTED "FOR" THE  ELECTION  OF  THE
DIRECTOR NOMINEES NAMED ABOVE AND "FOR" ITEMS 2, 3 AND 4.

Dated:              , 1998
                                          Signature


                                  Signature if held jointly

                              Please sign exactly as name appears
                              on  stock certificate.  If stock is
                              held  in  the name of two  or  more
                              persons,   all  must   sign.   When
                              signing  as attorney, as  executor,
                              administrator,     trustee,      or
                              guardian, please give full title as
                              such.   If  a  corporation,  please
                              sign  in  full  corporate  name  by
                              President   or   other   authorized
                              officer.  If a partnership,  please
                              sign   in   partnership   name   by
                              authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.